082710
AMENDMENT TO
AGREEMENT OF LEASE

This Amendment to Agreement of Lease ("Agreement") is made effective as of the date the last of the parties executes this Agreement (the "Effective Date") by and among PENNINGTON PARTNERS, LLC, a Maryland limited liability company ("Landlord") and NEW GENERATION BIOFUELS HOLDINGS, INC., a Florida corporation ("Tenant").

RECITALS

A.           Landlord and Tenant entered into a Lease effective September 12, 2008 (the "Lease") pursuant to which Landlord leased to Tenant certain premises in Baltimore City, Maryland.

B.           Landlord is the exclusive provider of terminaling services on Landlord's Property.  On or about the Effective Date, Tenant and Landlord have agreed to terminate that certain Terminaling Services Agreement dated September 12, 2008 between Atlantic Terminalling Services, LLC (“Atlantic”) and Tenant (the "Terminaling Services Agreement"), which was previously assigned by Atlantic to Landlord.  Such termination shall be accomplished in the form of the Termination Agreement attached hereto as Exhibit A.

C.           Tenant has defaulted in its obligations under the Lease, including the failure to make the payments of Rent (and associated late charges and interest) it is required to make pursuant to the Lease (the "Existing Defaults").

D.           Landlord and Tenant have agreed to amend the Lease as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the agreement set forth herein and other good and valuable consideration, the sufficiency of which is acknowledged, the parties agree as follows:

1.           The foregoing recitals are incorporated herein by reference.  Capitalized and defined terms used in this Agreement shall have the same meanings as those ascribed to them in the Lease unless the context clearly requires otherwise.  In the event that the terms of this Agreement conflict with the terms of the Lease, the terms of this Agreement shall control.

2.           Effective as of August 1, 2010, the Base Rent due under Section 3.1 shall be reduced to $25,000.00 per month for the remainder of the Initial Term.  Commencing with the first Rental Year of the first properly exercised Renewal Term, and for each Rental Year thereafter, the Base Rent shall be increased to an amount equal to the monthly Base Rent payable during the then immediately preceding Rental Year increased by three percent (3%).

3.           Effective as of August 1, 2010, Sections 3.4 and 11.2 through 11.6 inclusive of the Lease are hereby deleted, it being the intention that as of such date Tenant shall no longer be responsible for Taxes or Tenant’s CAC Share.

4.           On the Effective Date of this Agreement, Tenant agrees to pay and deliver to Landlord, and Landlord agrees to accept the following from Tenant in full satisfaction of the Existing Defaults:

(i.)	Tenant shall pay to Landlord the sum of $40,000.00 as Rent for the month of July, 2010;

(ii.)	Tenant shall pay Base Rent in advance for the period that begins on August 1, 2010 and ends on November 30, 2010 in the amount of $100,000.00;

(iii.)	Tenant shall pay to Landlord the sum of $150,000.00 in cash; and

(iv.)
Tenant shall issue to Landlord 300,000 shares of unregistered common stock pursuant to an exemption from Registration under Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.  Such shares shall be subject to restrictions under Rule 144 of the Securities Act of 1933, as amended.

5.           Landlord represents and warrants that it is an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act of 1933, as amended.

6.           The parties agree that as of the Effective Date of this Agreement, the Premises shall no longer include the large tanks located on Pennington Avenue, known as Tank Number T200, T201,T202, T203 and T204 (the "Tanks") and, from and after the Effective Date, Tenant shall no longer (i) be responsible for any personal property taxes related to the Tanks, (ii) have any responsibility for the repair, maintenance, or replacement of the Tanks, or (iii) maintain any insurance related to such tanks.  Notwithstanding the foregoing, the Premises shall continue to include Tank Number T108.  Exhibit A-2 attached to the Lease hereby is replaced with Exhibit A-2 attached to this Amendment.

7.           Landlord agrees to cooperate in good faith with Tenant and not to unreasonably withhold, condition or delay its consent (in accordance with Section 6.2 of the Lease) to Tenant's plans to alter the Premises to facilitate truck traffic flow at the Premises.

8.           The following amendments to the Lease are made relating to Terminaling Services:

A.           Subsection (v) of the second sentence of Section 1.1 is hereby amended to remove the reference to the Terminaling Services Agreement so that it reads as follows:

"the right to the use in common with Landlord and other tenants on Landlord's Property of the roadways, the dock labeled as "Shared Dock Access" on Exhibit A-2, rail tracks reasonably identified by Landlord for use in common, pipe racks, interconnections and other common areas of Landlord's Property, for purpose of ingress and egress to and from the Premises, including ingress and egress to said docks and rail tracks and to Aspen Street and any other street that abuts Landlord's Property."

B.           Article IV of the Lease relating to Terminaling Services is hereby deleted.

C.           Subsection (1) of Article VII, Section 7.2 is hereby amended to read:

"Fire and extended coverage insurance, including riders for sprinkler damage, water damage, vandalism and malicious mischief, covering those insurable facilities located on Landlord's Property that are being used by Tenant against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by "All Risk Replacement Cost" insurance, in amounts equal to the full replacement cost thereof (exclusive of the costs of excavation or foundations)."

9.           Landlord and Tenant make the following new agreements related to Terminaling Facilities:

(1)           Terminaling Facilities.  Landlord represents and warrants to Tenant as follows with respect to the terminaling facilities located on the Landlord's Property (collectively, the "Terminaling Facilities"):

(a)           Rail Facilities.  Landlord agrees to use commercially reasonable efforts to enter into the Private Sidetrack Agreement with CSX in the form attached hereto and made a part hereof as Exhibit C (the “Sidetrack Agreement”) within five (5) business days after the Effective Date of this Agreement.  Within ninety (90) days after the Sidetrack Agreement is executed by CSX and Landlord, Landlord and Tenant shall negotiate in good faith and use commercially reasonable efforts to agree upon an allocation of the costs to repair and restore the existing rails on the Sidetrack (as hereinafter defined).  If Landlord and Tenant agree upon an allocation of the costs to repair and restore the existing rails on the Sidetrack, then within sixty (60) days after an agreement is reached, Landlord will provide Tenant use in common with Landlord and other tenants on Landlord’s Property of the private rail sidetrack described on Exhibit B attached hereto and made a part hereof (the "Sidetrack"), containing approximately 260 feet of rail line, that has access to the CSX rail line that runs through Landlord’s Property.  Tenant acknowledges that Landlord shall have the right at a later time to extend the Sidetrack, at Landlord’s expense.  Landlord agrees that Landlord and the other tenants shall use the Sidetrack in a commercially reasonable manner and will cooperate with Tenant to ensure that Tenant’s business is not unreasonably disrupted (as determined by Tenant) by Landlord’s and other tenants’ use of the Sidetrack.  On the Sidetrack, Tenant will be provided a location for Tenant’s exclusive use at the terminal that is directly adjacent to the Premises and parallel to the CSX main rail line to place five (5) tank cars (not to exceed 260 feet) at a time for loading and unloading, provided that (a) the use of the exclusive use area by Tenant shall at all times be subject to the terms of the Sidetrack Agreement and applicable federal, state and local laws, ordinances and regulations, and (b) Tenant acknowledges that Landlord will be able to temporarily move all rail cars of Tenant to allow Landlord and other tenants access to the remainder of the Sidetrack, now or hereafter existing.  Notwithstanding the foregoing, all of Landlord’s and Tenant’s obligations under this Section 9(1)(a) shall be conditioned upon CSX and Landlord entering into the Sidetrack Agreement and Landlord and Tenant agreeing upon an allocations of the costs to repair and restore the existing rails on the Sidetrack.

(b)           Dockside Facilities.  Tenant will be provided with access to dockside facilities consisting of two barge docks located along the south end of the terminal.  Docks shall be staffed by Landlord.  To the extent that Tenant utilizes such dockside facilities, Landlord and Tenant will work in good faith to load and unload products from vessels and Tenant will pay Landlord $.02 for each gallon loaded or unloaded.  Loading speeds shall depend on pump/pipe sizing.  Landlord shall not be responsible for any loss, damage, demurrage, or expense due to delay in loading or unloading of Tenant’s commodities.  Landlord may require Tenant and any third parties to execute Landlord’s reasonable access agreement prior to use of the dock facilities.

(2)           Rail Cars.  All of Landlord’s and Tenant’s obligations under this Section 9(2) shall be conditioned upon CSX and Landlord entering into the Sidetrack Agreement and Landlord and Tenant agreeing upon an allocations of the costs to repair and restore the existing rails on the Sidetrack as described in Section 9(1)(a). Landlord agrees to provide to Tenant access to the Sidetrack on a 24-hour - 7 day a week basis, provided that Landlord’s obligations hereunder are conditioned upon CSX entering into the Sidetrack Agreement. All scheduling of Tenant’s rail cars shall be handled by Tenant.  Tenant will (i) notify CSX and Landlord that it is ready to take delivery of Tenant’s rail cars, and (ii) cooperate with Landlord to insure that Landlord and other tenants on Landlord’s Property have access to the Sidetrack on a 24 hour – 7 day a week basis for purposes of loading and unloading rail cars (subject to the requirement that Landlord and the other tenants use the Sidetrack in a commercially reasonable manner and cooperate with Tenant to ensure that Tenant’s business is not unreasonably disrupted).  All activities of Tenant on the Sidetrack shall at all times be in compliance with the terms and conditions of the Sidetrack Agreement, and applicable federal, state and local laws, ordinances and regulations. To the extent rail cars or locomotives are used exclusively by Tenant, Tenant shall directly pay for or, if paid by Landlord, reimburse Landlord as Additional Rent promptly for, any charges (including but not limited to fuel and maintenance expenses) assessed by any railroad serving Landlord’s Property against rail cars or locomotives used by Tenant, whether invoiced directly to the Tenant or invoiced to Landlord.  Notwithstanding the foregoing sentence, Tenant shall not bill out Tenant’s rail cars or locomotives with Landlord as the consignee, and Customer shall use its reasonable efforts to ensure that the railroad does not in any way list Landlord as the consignee or otherwise as a responsible party for such rail cars.

(3)           Trucks.  Landlord agrees to provide access to the Premises for trucks on a 24 hour – 7 day a week basis.

(4)           Marine Vessels.  Landlord agrees that marine vessels will be loaded and unloaded on a first come, first serve basis; provided that once a marine vessel is slotted in a berth at the Terminaling Facilities, Landlord will unload such marine vessel as soon as reasonably practicable.

(5)           Metering; Reports.  Landlord agrees to provide full access to Tenant to the weigh scale used for inbound and outbound shipments on a 24 hour, 7 day a week basis.  All inbound and outbound shipments will scale in and out on a calibrated scale provided by Landlord and approved by the State of Maryland and any other appropriate regulatory authorities for accuracy and custody transfer purposes.  Weigh tickets will be provided on a daily basis with all information reasonably requested by Tenant.  Landlord will manage all physical aspects of the weigh scale process, including but not limited to the generation of the weigh tickets.  Tenant will provide the information required for the weigh tickets.

(6)           Facilities.  Tenant shall at all times be required to supply and maintain in safe and working order and in compliance with all law, rules and regulations all pipelines, flanges, hoses and pumps required to load and unload any of Tenant’s trucks or rail cars.  Except for marine vessels, Tenant shall be solely responsible for loading and unloading all of Tenant’s trucks and railcars using qualified personnel.  All obligations of Tenant under Section 9 of this Amendment shall be deemed covenants and agreements of Tenant under the Lease, and subject to all rights and remedies of Landlord under the Lease.

10.         Except as amended hereby, all other terms and conditions of the Lease remain in full force and effect.

11.         This Agreement may be executed in any number of counterparts, all of which shall constitute a single Agreement.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original for all purposes.

12.         Tenant hereby covenants, warrants and represents to Landlord that  Tenant has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any  kind or nature whatsoever against the Landlord or Atlantic or any past, present, or future agent, attorney, legal representative, predecessor in interest, affiliate, successor, assign, employee, director, or officer of the Landlord or Atlantic (collectively, the "Landlord Group"), directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted, or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Lease or the Terminaling Agreement, or which directly or indirectly relate to or arise out of or in any manner are connected with the Lease or the Terminaling Agreement; to the extent of any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby forever waived, discharged and released. Tenant further acknowledges and agrees that the Landlord Group is not in any way responsible or liable for the previous or current condition of the business operations and/or financial condition of the Tenant and that neither Landlord nor Atlantic has breached the Lease or  the Terminaling Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written above.

ATTEST/WITNESS:	LANDLORD:

PENNINGTON PARTNERS, LLC

/s/ Janet Grebow	By: /s/ Steven J. Grebow
Steven J. Grebow,
Authorized Member
	Date:	8/27/2010

ATTEST/WITNESS:	TENANT:

NEW GENERATION BIOFUELS
HOLDINGS, INC.

/s/ Dane Saglio	By: /s/ Cary J. Claiborne
Cary J. Claiborne
Chief Executive Officer
	Date:	8/27/2010

Exhibit A

TERMINATION OF TERMINALING SERVICES AGREEMENT

THIS TERMINATION OF TERMINALING SERVICES AGREEMENT (“Agreement”) is entered into as of August 27, 2010, between Atlantic Terminalling, LLC, a Maryland Limited Liability Company (“Terminal Operator”) and New Generation Biofuels Holdings, Inc., a Florida corporation (“Customer”);

RECITALS:

1.           Terminal Operator and Customer are parties to that certain Terminaling Services Agreement dated September 12, 2008 (the “Terminaling Services Agreement”) for the Terminal located at 5501 Pennington Ave, Baltimore, Maryland  21226.

2.           Terminal Operator and Customer have agreed to terminate the Terminaling Services Agreement.

AGREEMENT

The Terminaling Services Agreement shall automatically terminate and be of no further force or effect as of August 27, 2010 (the “Termination Date”).  Except as may be set forth in any separate document executed as of the date of this Agreement, neither Terminal Operator nor Customer shall have any further rights or obligations under the Terminaling Services Agreement, except that the Indemnity provisions and other provisions of the Terminaling Services Agreement specifically designated to survive termination shall survive after the Termination Date.

The parties have executed this Agreement as of the date first written above.

Customer:		Terminal Operator:
New Generation Biofuels Holdings, Inc.		Atlantic Terminalling, LLC

BY:	/s/ Cary J. Claiborne	BY:	/s/ Steven J. Grebow

TITLE:	Chief Executive Officer	TITLE:	Managing Member

DATE:	8/27/10	DATE:	8/27/10

1

Exhibit B

Rail Facilities

R.R. HORIZONTAL CURVE DATA

CURVE	DEGREE	DELTA	RADIUS	TANGENT LENGTH	LENGTH (ARC)	LENGTH (CRD.)
CURVE # 1	12.00°	45°02'06"	478.34'	198.30'	375.90'	375.29'
CURVE # 2	12.00°	38°11'30"	478.34'	165.60'	318.85'	318.26'

HORIZONTAL SCALE
50 0 25 50 100
(IN FEET)
approx 260'
BBR 2.3 +/-
TO CURTIS BAY
PS #8 TO
VAL STA -0+29.1=0+00 T-B500G (1)
0+84 PS TRK T-B500G(1)
=0+00 TRK T-B305M(2)
1+00 PS MAIN TRK
=0+00 T-B500C
1+60 PS TRK T-B305M(2)
=0+00 TRK T-B305M(1)
END CSX O&M AT DERAIL
BEGIN TRK SALE
STA 2+09 T-B500G(1)
END CSX O&M AT DERAILS
2+85 TRK T-B305M(2)
1+05 TRK T-B305M(1)
TO COXS CREEK
40' CSX ROW (TYP)
CSX MAIN (HARLEY NECK BR)
30' CSX ROW (TYP)
5+05 E.O.T. T-B500C
T-B500C
0+97.2 T-B500G(2) POR
END TRK SALE
4+70 TRK T-B500G(1)
BEGIN PRO. EXTENSION
5+33.86 PS TRK T-B500G(1)
=0+00 TRK T-B500G(2)
5+40 T-B500G(1) PC #2
CURVE #1
CURVE #2
STRUCTURES & UTILITIES TO BE MODIFIED
OR REMOVED AS NEEDED
4+73.2 T-B500G(2) PT#1
8+56.9 T-B500G(1) PT #2
T-B500G(1)
7+08 E.O.T. T-B500G(2)
11+97.5 E.O.T. T-B500G(1)
BEGIN EXTENSION
7+52 T-B305M(1)
E.O.T. 8+71.87 T-B305M(1)
T-B305M(2)
5+75 E.O.T. T-305M (3)
7+50 E.O.T. T-B305M(2)

LEGEND
EXISTING TRACK
PROPOSED TRACK
TRACK SALE
RETIRE TRACK
CSX ROW

TRACKAGE SUMMARY

TRACK	CSX O&M	IND. O&M	TOTAL
T-B305M(1)	105 TF	767 TF	872 TF
T-B305M(2)	285 TF	485 TF	790 TF
T-B305M(3)	–	575 TF	575 TF
T-B500G(1)	209 TF	989 TF	1198 TF
T-B500G(2)	–	708 TF	708 TF

NOTES:
1. ALL CLEARANCES (SIDE AND OVERHEAD) MUST ADHERE TO CSX CLEARANCE DIAGRAMS 2604 AND 2605.
2. ALL UTILITIES, EXISTING OR PROPOSED, MUST MEET CSX TRANSPORTATION MINIMUM CLEARANCE STANDARDS, AND ARE THE RESPONSIBILITY OF THE INDUSTRY. 3. ALL PLANS FOR UNLOADING/LOADING STRUCTURES, EXTENSIONS OF RAILWAY DRAINAGE STRUCTURES, OR RETENTION PONDS WHICH EMPTY INTO RAILWAY DRAINAGE STRUCTURES MUST BE APPROVED BY THE CSX BRIDGE AND STRUCTURES DEPARTMENT PRIOR TO ANY CONSTRUCTION.
4. UNDERGROUND PIPE LINE CROSSINGS TO MEET A.R.E.M.A. PART 5 SPECIFICATIONS (LATEST REVISION).
5. TRACK WITHIN UNLOADING AREA SHALL BE BONDED AND GROUNDED ACCORDING TO A.R.E.M.A. CHAPTER 33, PART 7, AND CSX 55500.
6. ALL TRACK CONSTRUCTION AND MATERIAL MUST CONFORM TO CSX "STANDARD SPECIFICATIONS FOR THE DESIGN AND CONSTRUCTION OF PRIVATE SIDETRACKS", DATE 6/1/07.

CSX TRANSPORTATION

SOUTHERN REGION
ROW CONSTRUCTION
ENGINEERING DEPARTMENT

REVISIONS

Tracks Serving
Pennington Partners
Baltimore

City of Baltimore MD
DIVISION Baltimore SUB Baltimore Term-Marley Neck Br

SCALE 1" = 100'	VAL SEC	DRAWING NO
DATE 05/2009	17.11	R 2159
DRAWN AJO	1	SHEET 1 OF 1
CHECKED ###		

...R2159- Baltimore MD Tracks to Serve Atlantic Ethanol.dgn 6/2/2009 11:09:18 AM

1

Exhibit C

Sidetrack Agreement

2